Exhibit 99.2

Condensed Consolidated Interim Financial Statements of

(Unaudited)

neptune WELLNESS SOLUTIONS inc.

For the three and six-month periods ended September 30, 2021 and 2020

The condensed interim consolidated financial statements of the Corporation for the periods ended September 30, 2021, and 2020 have not been reviewed by an independent auditor.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Financial Statements

(Unaudited)

For the three and six-month periods ended September 30, 2021 and 2020

Financial Statements

Condensed Consolidated Interim Balance Sheets	F-3
Condensed Consolidated Interim Statements of Loss and Comprehensive Loss	F-4
Condensed Consolidated Interim Statements of Changes in Equity	F-5
Condensed Consolidated Interim Statements of Cash Flows	F-9
Notes to Condensed Consolidated Interim Financial Statements	F-10

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Balance Sheets

(Unaudited) (in U.S. dollars)

		As at	As at
	Notes	September 30, 2021	March 31, 2021
Assets

Current assets:
Cash and cash equivalents		$24,319,214	$59,836,889
Short-term investment		18,978	19,145
Trade and other receivables		10,102,517	8,667,209
Prepaid expenses		3,322,290	3,686,851
Inventories	5	16,186,054	17,317,423
Total current assets		53,949,053	89,527,517

Property, plant and equipment	6	33,704,059	37,345,716
Operating lease right-of-use assets		2,463,343	2,899,199
Intangible assets	7	24,395,609	25,956,830
Goodwill	7	25,422,897	25,453,372
Marketable securities	15	62,500	150,000
Other financial assets	4	5,884,528	5,615,167
Total assets		$145,881,989	$186,947,801

Liabilities and Equity

Current liabilities:
Trade and other payables		$15,538,812	$19,881,995
Current portion of operating lease liabilities		274,039	230,016
Deferred revenues		1,002,558	1,989,632
Provisions	8	997,416	2,245,658
Liability related to warrants	9	3,270,262	10,462,137
Total current liabilities		21,083,087	34,809,438

Operating lease liabilities		2,589,123	2,886,940
Loans and borrowings	10	11,684,839	11,312,959
Other liability	13(c)	240,468	393,155
Total liabilities		35,597,517	49,402,492

Shareholders' Equity:
Share capital - without par value (4,779,141 shares issued and outstanding as of September 30, 2021; 4,732,090 shares issued and outstanding as of March 31, 2021)	11	312,187,161	306,618,482
Warrants	11(f)	6,054,623	5,900,973
Additional paid-in capital		58,316,478	59,625,356
Accumulated other comprehensive loss		(9,283,612)	(8,567,106)
Deficit		(276,230,443)	(248,209,952)
Total equity attributable to equity holders of the Corporation		91,044,207	115,367,753

Non-controlling interest	12	19,240,265	22,177,556
Total shareholders' equity		110,284,472	137,545,309

Commitments and contingencies	16
Subsequent events	19
Total liabilities and shareholders' equity		$145,881,989	$186,947,801

See accompanying notes to the condensed consolidated interim financial statements.

On behalf of the Board:

/s/ Julie Philips	/s/ Michael Cammarata
Julie Philips	Michael Cammarata
Chairman of the Board	President and CEO

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Loss and Comprehensive Loss

(Unaudited) (in U.S. dollars)

For the three and six-month periods ended September 30, 2021 and 2020

		Three-month periods ended		Six-month periods ended
	Notes	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Revenue from sales and services, net of excise taxes of $240,080 and $380,699 (2020 - nil and nil)		$12,309,755	$19,168,004	$22,131,395	$27,037,456
Royalty revenues		188,593	293,271	424,660	521,663
Other revenues		20,283	713	41,085	18,201
Total revenues	17	12,518,631	19,461,988	22,597,140	27,577,320

Cost of sales other than loss on inventories, net of subsidies of $609,240 and $1,289,940 (2020 - nil and nil)		(10,681,881)	(22,758,258)	(23,082,924)	(25,652,025)
Cost of services		—	(117,109)	—	(2,988,991)
Impairment loss on inventories	5	(3,009,098)	—	(3,009,098)	—
Total Cost of sales and services		(13,690,979)	(22,875,367)	(26,092,022)	(28,641,016)
Gross profit (loss)		(1,172,348)	(3,413,379)	(3,494,882)	(1,063,696)

Research and development expenses, net of tax credits and grants of $135,460 and $135,460 (2020 - ($1,163) and $12,186)		(91,110)	(538,953)	(350,776)	(898,366)
Selling, general and administrative expenses, net of subsidies of $456,915 and $543,288 (2020 - nil and nil)		(15,447,682)	(12,743,102)	(31,462,316)	(21,181,378)
Impairment loss related to property, plant and equipment	6	(1,884,970)	—	(2,414,702)	—
Loss from operating activities		(18,596,110)	(16,695,434)	(37,722,676)	(23,143,440)

Finance income		4	10,595	7,343	23,325
Finance costs		(458,786)	(120,179)	(816,902)	(218,053)
Foreign exchange loss		1,501,869	(748,777)	214,482	(1,715,074)
Change in revaluation of marketable securities				(89,924)	(195,254)
Gain on revaluation of derivatives	4, 9, 15	5,528,509	—	7,461,839	—
		6,571,596	(858,361)	6,776,838	(2,105,056)
Loss before income taxes		(12,024,514)	(17,553,795)	(30,945,838)	(25,248,496)

Income tax recovery		154	2,103,031	(11,944)	2,148,626
Net loss		(12,024,360)	(15,450,764)	(30,957,782)	(23,099,870)

Other comprehensive income
Net change in unrealized foreign currency gains on translation of net investments in foreign operations (tax effect of nil for both periods)		(2,693,068)	1,760,602	(716,506)	4,497,280
Total other comprehensive income		(2,693,068)	1,760,602	(716,506)	4,497,280

Total comprehensive loss		$(14,717,428)	$(13,690,162)	$(31,674,288)	$(18,602,590)

Net loss attributable to:
Equity holders of the Corporation		$(11,112,863)	$(15,725,390)	$(28,020,491)	$(23,099,870)
Non-controlling interest	12	(989,209)	—	(2,937,291)	—
Net loss		$(12,102,072)	$(15,725,390)	$(30,957,782)	$(23,099,870)

Total comprehensive loss attributable to:
Equity holders of the Corporation		$(13,805,931)	$(13,964,788)	$(28,736,997)	$(18,602,590)
Non-controlling interest		(989,209)	—	(2,937,291)	—
Total comprehensive loss		$(14,795,140)	$(13,964,788)	$(31,674,288)	$(18,602,590)

Basic and diluted loss per share attributable to:
Equity holders of the Corporation		$(2.33)	$(4.96)	$(5.89)	$(7.57)
Non-controlling interest		$(0.21)	$—	$(0.62)	$—
Total loss per share	14	$(2.53)	$(4.96)	$(6.50)	$(7.57)

Basic and diluted weighted average number of common shares		4,776,381	3,172,709	4,760,620	3,051,324

See accompanying notes to the condensed consolidated interim financial statements.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Changes in Equity

(Unaudited) (in U.S. dollars)

For the three and six-month periods ended September 30, 2021 and 2020

						Accumulated
						other
						comprehensive
		Share Capital				income (loss)
	Notes	Number	Dollars	Warrants	Additional paid-in capital	Cumulative translation account	Deficit	Equity attributable to equity holders of the Corporation	Equity attributable to non-controlling interest	Total
Balance as at March 31, 2021		4,732,090	$306,618,482	$5,900,973	$59,625,356	$(8,567,106)	$(248,209,952)	$115,367,753	$22,177,556	$137,545,309

Net loss for the period		—	—	—	—	—	(28,020,491)	(28,020,491)	(2,937,291)	(30,957,782)
Other comprehensive income for the period		—	—	—	—	(716,506)	—	(716,506)	—	(716,506)
Total comprehensive loss for the period		—	—	—	—	(716,506)	(28,020,491)	(28,736,997)	(2,937,291)	(31,674,288)

Transaction with equity holders recorded directly in equity
Contributions by and distribution to equity holders
Share-based payment	13	—	—	—	5,237,918	—	—	5,237,918	—	5,237,918
Warrants in exchange of services rendered by non-employees	11(f)	—	—	153,650	—	—	—	153,650	—	153,650
RSUs released, net of withholding taxes	11(d), 13(b)(ii)	47,051	5,568,679	—	(6,546,796)	—	—	(978,117)	—	(978,117)
Total contributions by and distribution to equity holders		47,051	5,568,679	153,650	(1,308,878)	—	—	4,413,451	—	4,413,451

Balance as at September 30, 2021		4,779,141	$312,187,161	$6,054,623	$58,316,478	$(9,283,612)	$(276,230,443)	$91,044,207	$19,240,265	$110,284,472

See accompanying notes to the condensed consolidated interim financial statements.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Changes in Equity (Continued)

(Unaudited) (in U.S. dollars)

For the three and six-month periods ended September 30, 2021 and 2020

		Attributable to equity holders of the Corporation
						Accumulated
						other comprehensive
		Share Capital				income
		Number	Dollars	Warrants	Additional paid-in capital	Cumulative translation account	Deficit	Equity attributable to equity holders of the Corporation	Equity attributable to non-controlling interest	Total
Balance as at June 30, 2021		6,190,187	$310,780,282	$5,993,658	$57,565,128	$(6,590,544)	$(265,117,580)	$102,630,944	$20,229,474	$122,860,418

Net loss for the period		—	—	—	—	—	(11,112,863)	(11,112,863)	(989,209)	(12,102,072)
Other comprehensive loss for the period		—	—	—	—	(2,693,068)	—	(2,693,068)	—	(2,693,068)
Total comprehensive loss for the period		—	—	—	—	(2,693,068)	(11,112,863)	(13,805,931)	(989,209)	(14,795,140)

Transaction with equity holders recorded directly in equity
Contributions by and distribution to equity holders
Share-based payment	13	—	—	—	2,157,649	—	—	2,157,649	—	2,157,649
Warrants in exchange of services rendered by non-employees	11(f)	—	—	60,965	—	—	—	60,965	—	60,965
RSUs released, net of withholding taxes	11(d), 13(b)(ii)	(1,411,046)	1,406,879	—	(1,406,299)	—	—	580	—	580
Total contributions by and distribution to equity holders		(1,411,046)	1,406,879	60,965	751,350	—	—	2,219,194	—	2,219,194

Balance as at September 30, 2021		4,779,141	$312,187,161	$6,054,623	$58,316,478	$(9,283,612)	$(276,230,443)	$91,044,207	$19,240,265	$110,284,472

See accompanying notes to the condensed consolidated interim financial statements.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Changes in Equity (Continued)

(Unaudited) (in U.S. dollars)

For the three and six-month periods ended September 30, 2021 and 2020

						Accumulated
						other
						comprehensive
		Share Capital				income (loss)
	Notes	Number	Dollars	Warrants	Additional paid-in capital	Cumulative translation account	Deficit	Equity attributable to equity holders of the Corporation	Equity attributable to non-controlling interest	Total
Balance as at March 31, 2020		2,838,233	$181,970,882	$3,997,402	$57,565,035	$(15,530,981)	$(125,039,932)	$102,962,406	$—	$102,962,406

Net loss for the period		—	—	—	—	—	(23,099,870)	(23,099,870)	—	(23,099,870)
Other comprehensive income (loss) for the period		—	—	—	—	4,497,280	—	4,497,280	—	4,497,280
Total comprehensive loss for the period		—	—	—	—	4,497,280	(23,099,870)	(18,602,590)	—	(18,602,590)

Transaction with equity holders recorded directly in equity
Contributions by and distribution to equity holders
Share-based payment	13	—	—	—	4,569,229	—	—	4,569,229	—	4,569,229
Warrants in exchange of services rendered by non-employees	11(f)	—	—	1,118,166	—	—	—	1,118,166	—	1,118,166
Share options exercised	11(b), 13(a)	78,670	5,575,819	—	(1,659,337)	—	—	3,916,482	—	3,916,482
DSUs released	11(c), 13(b)(i)	390	46,747	—	(46,747)	—	—	—	—	—
RSUs released, net of withholding taxes	11(d), 13(b)(ii)	6,839	1,286,770	—	(1,677,264)	—	—	(390,494)	—	(390,494)
Restricted shares issued	11(e), 13(b)(iii)	850	92,846	—	(92,846)	—	—	—	—	—
At-The-Market Offering, net of issuance costs	11(g)	154,619	13,069,149	—	—	—	—	13,069,149	—	13,069,149
Direct Offering, net of issuance costs	11(h)	136,389	12,017,902	—	—	—	—	12,017,902	—	12,017,902
Total contributions by and distribution to equity holders		377,757	32,089,233	1,118,166	1,093,035	—	—	34,300,434	—	34,300,434

Balance as at September 30, 2020		3,215,990	$214,060,115	$5,115,568	$58,658,070	$(11,033,701)	$(148,139,802)	$118,660,250	$—	$118,660,250

See accompanying notes to the condensed consolidated interim financial statements.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Changes in Equity (Continued)

(Unaudited) (in U.S. dollars)

For the three and six-month periods ended September 30, 2021 and 2020

		Attributable to equity holders of the Corporation
						Accumulated
						other comprehensive
		Share Capital				income
		Number	Dollars	Warrants	Contributed surplus	Cumulative translation account	Deficit (Restated)¹	Equity attributable to equity holders of the Corporation	Equity attributable to non-controlling interest	Total
Balance as at June 30, 2020		3,045,318	$199,433,581	$4,332,221	$58,088,602	$(12,794,303)	$(132,414,412)	$116,645,689	$—	$116,645,689

Net loss for the period		—	—	—	—	—	(15,725,390)	(15,725,390)	—	(15,725,390)
Other comprehensive income (loss) for the period		—	—	—	—	1,760,602	—	1,760,602	—	1,760,602
Total comprehensive income (loss) for the period		—	—	—	—	1,760,602	(15,725,390)	(13,964,788)	—	(13,964,788)

Transaction with equity holders recorded directly in equity
Contributions by and distribution to equity holders
Share-based payment	13	—	—	—	1,992,945	—	—	1,992,945	—	1,992,945
Warrants in exchange of services rendered by non-employees	11(f)	—	—	783,347	—	—	—	783,347	—	783,347
Share options exercised	11(b), 13(a)	30,694	1,895,504	—	(452,938)	—	—	1,442,566	—	1,442,566
DSUs released	11(c), 13(b)(i)	336	37,538	—	(37,538)	—	—	—	—	—
RSUs released, net of withholding taxes	11(d), 13(b)(ii)	2,735	750,664	—	(840,155)	—	—	(89,491)	—	(89,491)
Restricted shares issued	11(e), 13(b)(iii)	518	57,073	—	(92,846)	—	—	(35,773)	—	(35,773)
At-The-Market Offering, net of issuance costs	11(g)	—	(132,147)	—	—	—	—	(132,147)	—	(132,147)
Direct Offering, net of issuance costs	11(h)	136,389	12,017,902	—	—	—	—	12,017,902	—	12,017,902
Total contributions by and distribution to equity holders		170,672	14,626,534	783,347	569,468	—	—	15,979,349	—	15,979,349

Balance as at September 30, 2020		3,215,990	$214,060,115	$5,115,568	$58,658,070	$(11,033,701)	$(148,139,802)	$118,660,250	$—	$118,660,250

See accompanying notes to the condensed consolidated interim financial statements.

neptune WELLNESS SOLUTIONS inc.

Condensed Consolidated Interim Statements of Cash Flows

(Unaudited) (in U.S. dollars)

For the three and six-month periods ended September 30, 2021 and 2020

		Three-month periods ended		Six-month periods ended
	Notes	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Cash flows from operating activities:
Net loss for the period		$(12,102,072)	$(15,725,390)	$(30,957,782)	$(23,099,870)
Adjustments:
Depreciation of property, plant and equipment		656,171	712,742	1,411,846	1,366,241
Non-cash lease expense		336,452	76,199	432,742	146,000
Amortization of intangible assets		1,284,324	1,383,400	1,775,889	2,644,827
Share-based payment	13	2,157,649	1,992,945	5,237,918	4,569,229
Impairment loss on inventories	6	3,009,098	—	3,009,098	—
Expected credit losses		1,949,649	367,158	1,987,134	423,755
Non-employee compensation related to warrants	11(f)	60,965	783,347	153,650	1,118,166
Net finance expense		458,782	109,584	809,559	194,728
Unrealized foreign exchange gain		(381,343)	131,062	486,852	681,874
Change in revaluation of marketable securities		77,712	274,626	89,924	195,254
Interest received		1,864	10,595	7,167	23,325
Interest paid		(88,241)	(72,192)	(391,022)	(170,066)
Revaluation of derivatives		(5,528,509)	—	(7,461,839)	—
Impairment loss on property, plant and equipment	6	1,884,970	—	2,414,702	—
Payment of lease liabilities		(70,834)	(89,741)	(145,138)	(167,195)
Income taxes expense (recovery)		(154)	(2,103,031)	11,944	(2,148,626)
Net loss from sale of property, plant and equipment		—	(2,616)	—	(2,616)
Changes in operating assets and liabilities		(8,002,284)	(12,084,846)	(12,426,342)	(17,442,086)
Income taxes paid		154	—	(11,944)	—
Net cash used in operating activities		(14,295,647)	(24,236,158)	(33,565,642)	(31,667,060)
Cash flows from investing activities:
Maturity of previously restricted short-term investments		—	353	—	9,012
Acquisition of property, plant and equipment		(54,436)	(1,436,015)	(524,844)	(2,470,587)
Acquisition of intangible assets		(362,339)	(79,217)	(436,018)	(85,087)
Net cash used in investing activities:		(416,775)	(1,514,879)	(960,862)	(2,546,662)
Cash flows from financing activities:
Increase in loans and borrowings, net of financing fees		—	(18,690)	—	—
Withholding taxes paid pursuant to the settlement of non-treasury RSUs		580	(89,491)	(978,117)	(390,494)
Proceeds from the issuance of shares through an At-The-Market Offering	11(g)	—	(5,427)	—	13,736,868
Proceeds from the issuance of shares and warrants through a Direct Offering	11(h)	—	12,833,713	—	12,833,713
Issuance of shares and warrants costs	11	—	(860,310)	—	(1,469,181)
Proceeds from exercise of options and pre-funded warrants	11(b)	—	1,442,566	—	3,916,482
Net cash provided by financing activities:		580	13,302,361	(978,117)	28,627,388
Foreign exchange loss on cash and cash equivalents		(145,469)	487,106	(13,054)	621,880
Net increase (decrease) in cash and cash equivalents		(14,857,311)	(11,961,570)	(35,517,675)	(4,964,454)
Cash and cash equivalents, beginning of period		39,176,525	18,785,678	59,836,889	11,788,562
Cash and cash equivalents as at September 30, 2021 and 2020		$24,319,214	$6,824,108	$24,319,214	$6,824,108

Cash and cash equivalents is comprised of:
Cash		$24,319,214	$6,824,108	$24,319,214	$6,824,108

See accompanying notes to the condensed consolidated interim financial statements.

neptune wellness solutions inc.

Notes to the unaudited Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

1. Reporting entity:

Neptune Wellness Solutions Inc. (the "Corporation" or "Neptune") is incorporated under the Business Corporations Act (Québec) (formerly Part 1A of the Companies Act (Québec)). The Corporation is domiciled in Canada and its registered office is located at 100-545 Promenade du Centropolis, Laval, Québec, with a 50,000 square-foot production facility located in Sherbrooke, Quebec and a 24,000 square-foot facility located in North Carolina. The condensed consolidated interim financial statements of the Corporation comprise the Corporation and its subsidiaries, Biodroga Nutraceuticals Inc. ("Biodroga"), SugarLeaf Labs, Inc. ("SugarLeaf"), 9354-7537 Québec Inc., Neptune Holding USA, Inc., Neptune Health & Wellness Innovation, Inc., Neptune Forest, Inc., Neptune Care, Inc. (formerly known as Neptune Ocean, Inc.), Neptune Growth Ventures, Inc., 9418-1252 Québec Inc., Neptune Wellness Brands Canada, Inc. and Sprout Foods, Inc. (“Sprout”).

Neptune is a diversified and fully integrated health and wellness company. Through its flagship consumer-facing brands, Neptune Wellness, Forest Remedies™, Biodroga, MaxSimil®, MoodRing™, PanHash™, Sprout®, Nosh® and NurturMe®, Neptune is redefining health and wellness by building a broad portfolio of natural, plant-based, sustainable and purpose-driven lifestyle brands and consumer packaged goods products in key health and wellness markets, including cannabis, hemp, nutraceuticals, organic baby food, personal care and home care.

Share consolidation

On June 9, 2022, Neptune announced the completion of the Corporation's proposed consolidation of its common shares (the "Common Shares") on the basis of one (1) post-consolidation Common Share for every thirty-five (35) pre-consolidation Common Shares (the "Share Consolidation"). The post-Share Consolidation Common Shares commenced trading on the NASDAQ and the TSX at the market open on June 13, 2022 . The Share Consolidation reduced the number of Common Shares issued and outstanding from approximately 198 million Common Shares to approximately 5.7 million Common Shares as at June 13, 2022. These condensed consolidated interim financial statements have been retrospectively adjusted to reflect the Share Consolidation. As a result, the number of common shares, options, deferred share units ("DSUs"), restricted share units ("RSUs"), restricted shares and warrants, issuance and exercise prices of options, DSUs, RSUs, restricted shares and warrants, loss per share reflect the Share Consolidation.

Going concern

These condensed consolidated interim financial statements have been prepared on a going concern basis, which presumes that the Corporation will continue realizing its assets and discharging its liabilities in the normal course of business for the foreseeable future. The Corporation has incurred significant operating losses and negative cash flows from operations since inception. To date, the Corporation has financed its operations through the public offering and private placement of Common Shares, units consisting of Common Shares and warrants, and convertible debt, the proceeds from research grants and research tax credits, and the exercises of warrants, rights and options. For the six-month period ended September 30, 2021, the Corporation incurred a net loss of $31.0 million and negative cash flows from operations of $33.6 million, and had an accumulated deficit of $276.2 million as at September 30, 2021. Furthermore, as at September 30, 2021, the Corporation’s current liabilities and expected level of expenses for the next twelve months exceed cash on hand of $24.3 million. The Corporation currently has no committed sources of financing available.

As of the date these financial statements are authorized for issuance, the Corporation is required to actively manage its liquidity and expenses. The Corporation currently has minimal available cash balances. Payables are now in excess of available cash balances and payments of payables are not being made as the amounts become due for certain suppliers. As of the date these financial statements are authorized for issuance, the cash balance is expected to be sufficient to operate the business for only the next two to three months under the current business plan. The Corporation requires funding in the very near term in order to continue its operations. If the Corporation is unable to obtain funding in the upcoming days, it may have to liquidate its assets.

These conditions cast substantial doubt about the Corporation's ability to continue as a going concern.

Going forward, the Corporation will seek additional financing in various forms as part of its plan to have the right funding structure in place. To achieve the objectives of its business plan, Neptune plans to raise the necessary funds through additional financings and the establishment of strategic alliances as well as additional research grants and research tax credits. While the Corporation has limited debt, all of which is subordinated, assets available for financing include real estate, accounts receivable and inventories. The ability of the Corporation to complete the needed financing and ultimately achieve profitable operations is dependent on a number of factors outside of the Corporation’s control. The Corporation’s business plan is dependent upon, amongst other things, its ability to achieve and maintain profitability, and continue to obtain adequate ongoing debt and/or equity financing with creditors, officers, directors and stakeholders to finance operations within and beyond the next twelve months.

While the Corporation has been successful in obtaining financing from public issuances, private placements, and related parties in the past, there is no certainty as to future financings.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

Neptune announced on June 8, 2022 the intended divestiture of the cannabis business, which would include the sale of the Mood Ring™ and PanHash™ brands, along with the Corporation's Sherbrooke, Quebec facility, in one or more transactions. In order to accelerate its cost savings, the Corporation will focus on winding up its cannabis operations pending a transaction. This planned action is intended to provide significant cost savings and help maximize operational efficiencies. Finally, the exit of the Canadian cannabis business is expected to reduce the amount of financing the Corporation seeks and is expected to facilitate working with a broader set of financing sources.

On June 23, 2022, Neptune closed an offering with several institutional investors for the purchase and sale of an aggregate of 1,945,526 common shares (including common share equivalents) of the Corporation, and accompanying two series of warrants to purchase up to an aggregate of 2,591,052 common share warrants, at an offering price of $2.57 per share and accompanying warrants in a registered direct offering priced at-the-market under Nasdaq rules. The gross proceeds from the offering are $5 million, and the net proceeds are $4.3 million.

These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the going concern basis not be valid. These adjustments could be material.

2. Basis of preparation:

(a)
Adoption of U.S. GAAP:

In the year ended March 31, 2022, the Corporation has retrospectively adopted United States generally accepted accounting principles (“US GAAP”). The consolidated financial statements of the Corporation have been prepared in accordance with US GAAP for all periods presented. Comparative figures, which were previously prepared in accordance with International Financial Reporting Standards (”IFRS”) as issued by the International Accounting Standards Board, have been adjusted as required to be compliant with the Corporation’s accounting policies under US GAAP.

(b)
Functional and reporting currency:

Effective March 31, 2022, the Corporation has changed its reporting currency from Canadian dollars (“CAD”) to U.S. dollars (“USD”). This change in reporting currency has been applied retrospectively such that all amounts in the consolidated financial statements of the Corporation and the accompanying notes thereto are expressed in U.S. dollars. References to "$" and "USD" are U.S dollars and references to “CAD $” and "CAD" are to Canadian dollars. For comparative purposes, historical consolidated financial statements were recast in U.S. dollars by translating assets and liabilities at the closing exchange rate in effect at the end of the respective period, revenues, expenses and cash flows at the average exchange rate in effect for the respective period and equity transactions at historical exchange rates. Translation gains and losses are included as part of the cumulative foreign currency translation adjustment, which is reported as a component of shareholders’ equity under accumulated other comprehensive loss.

The assets and liabilities of foreign operations with a functional currency other than the U.S. dollar are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenue and expenses are translated at the monthly average exchange rates for the period. Differences arising from the exchange rate changes are recorded within foreign currency translation adjustments, a component of other comprehensive income (loss).

Transactions in foreign currencies are translated to the respective functional currencies of the Corporation’s subsidiaries at the average exchange rates for the period. The monetary items denominated in currencies other than the functional currency of a subsidiary are translated at the exchange rates prevailing at the balance sheet date. Non-monetary items denominated in currencies other than the functional currency are translated at historical rates. Gains and losses resulting from re-measurement are recorded in the Corporation’s consolidated statement of loss as foreign exchange gain (loss).

(c)
Use of estimates:

The preparation of the condensed consolidated interim financial statements in accordance with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets, liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from the estimates made by management.

Estimates are based on management’s best knowledge of current events and actions that the Corporation may undertake in the future. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

Estimates include the following:

•
Estimating the write down of inventory;
•
Estimating expected credit losses for receivables;
•
Estimating the recoverable amount of non-financial assets, to determine and measure impairment losses on goodwill, intangibles, and property, plant and equipment;
•
Estimating the lease term of contracts with extension options and termination options;
•
Estimating the revenue from contracts with customers subject to variable consideration;
•
Estimating the fair value of bonus, options and warrants that are based on market and non-market conditions (note 16);
•
Estimating the fair value of the identifiable assets acquired, liabilities assumed, and consideration transferred of the acquired business, including the related contingent consideration and call option (note 4); and
•
Estimating the litigation provision as it depends upon the outcome of proceedings (note 16).

3. Significant accounting policies:

These unaudited Consolidated Interim Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and on a basis consistent with those accounting principles followed by the Corporation and disclosed in note 2 of its Annual Consolidated Financial Statements for the year ended March 31, 2022, except as disclosed in note 3 – Recent accounting pronouncements and policies and should be read in conjunction with and Notes thereto.

(a)
Basis of consolidation:

These consolidated financial statements include the accounts of the Corporation and its subsidiaries in which the Corporation has a controlling financial interest. All intercompany balances and transactions have been eliminated from the Corporation’s consolidated financial statements. On February 10, 2021, Neptune acquired a 50.1% interest in Sprout Foods, Inc. (“Sprout” or “Sprout Foods”). The accounts of the subsidiary are included in the consolidated financial statements from that date.

(b)
New standards and interpretations not yet adopted:

Accounting pronouncements not yet adopted

In March 2020, the FASB issued ASU 2020-04, Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which amends ASC Topic 848, Reference Rate Reform. This ASU provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. This new guidance is optional and may be elected over time through December 31, 2022 as reference rate reform activities occur. This new guidance is not expected to have a material impact on the Corporation’s consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which amends ASC Subtopic 470-20, Debt with Conversion and Other Options and ASC Subtopic 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity. The ASU simplifies the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. In addition, the ASU enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance and amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. ASU 2020-06 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2021. Management has not yet evaluated the impact of this ASU on the consolidated financial statements.

In October 2021, the FASB issued ASU 2021-08, Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, which amends ASC Topic 805, Business Combinations, The ASU improves the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the (1) recognition of an acquired contract liability and (2) payment terms and their direct effect on subsequent revenue recognized by the acquirer. ASU 2021-08 is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2022. Management has not yet evaluated the impact of this ASU on the consolidated financial statements.

The Corporation does not intend to early adopt any of the above amendments.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

4. Business combination:

The Corporation had no business acquisitions for the six-month period ended September 30, 2021. The Corporation acquired the following business for the year ended March 31, 2021:

(a)
Acquisition of a controlling interest in Sprout Foods:

On February 10, 2021, Neptune acquired a 50.1% equity interest in Sprout Foods, Inc. (“Sprout” or “Sprout Foods”). Through Sprout Foods, Neptune entered a new market: the organic baby food market. Sprout is committed to offering products that contain whole foods, no preservatives, no concentrates, no added sugar, are USDA certified organic and are non-GMO. Sprout’s products target four markets: Stage 2 (children 6 months and up), Stage 3 (children 8 months and up), Toddler (children aged 12 months and up) and Snacks (children 8 months and up).

Upon the acquisition of 50.1% of the outstanding equity of Sprout in February 2021, the Corporation assessed its control of Sprout through its exposure and rights to variable returns from its involvement with Sprout and its ability to affect those returns through its power over Sprout. The former controlling shareholder retained a participation of 39.7% and is a minority representative through the execution of their voting power on Sprout's Board of Directors, as long as it holds more than half of its current investment. Based on the contractual terms of the acquisition agreement, the Corporation assessed that the voting rights in Sprout, in combination with its majority representation on the Board of Directors, are the dominant factors in deciding who controls Sprout. Therefore, Sprout is consolidated in the Corporation’s condensed consolidated interim financial statements

The transaction consideration includes a cash payment of $6,000,000 and the issuance of 192,617 Neptune common shares (or 6,741,573 pre-consolidation shares) having a value of $17,595,505. Additionally, Neptune is guaranteeing a $10,000,000 note issued by Sprout in favor of Morgan Stanley Expansion Capital (“MSEC”).

Furthermore, Sprout’s other equity interest owners granted Neptune a call option (the "Call Option") to purchase the remaining 49.9% outstanding equity interests of Sprout, at any time beginning on January 1, 2023 and ending on December 31, 2023. The total consideration payable for the additional shares (“Call Shares”) upon the exercise of the Call Option and the closing of Neptune's acquisition of the Call Shares would be equal to the total equity value of the Call Shares, which would be based upon the applicable percentage acquired by Neptune of the total enterprise value for Sprout.

As at the close of the transaction, the value of the asset related to the Call Option was determined to be $5,523,255, representing the difference between the market price and the contract value of the Call Option, discounted at a rate of 8.9% and assuming the transaction would take place on January 1, 2023. To establish the market price, the multiples selected were 2.3x for revenues and 12.0x for EBITDA, based on analysis of average and median industry multiples, and were adjusted to consider a 20% discount; the multiples to be used as per the contract are 3.0x for revenues and 15.0x for EBITDA, weighted at 50%. As at September 30, 2021, the fair value of the asset was remeasured to 5,837,297 (2020 - $5,615,167), generating a gain on re-measurement of $126,615 for the three-month period ended September 30, 2021 and a gain on re-measurement of $230,615 for the six-month period ended September 30, 2021 (2020 - nil for both periods), accounted under revaluation of derivatives for the year ended on that date.

The cash consideration of this transaction was funded with the proceeds of the previous issuances of shares.

The allocation of the purchase price was based on management’s estimate of the fair values of the acquired identifiable assets and assumed liabilities using valuation techniques including income, cost and market approaches (Level 3). The Corporation utilized both the cost and market approaches to value fixed assets, which consider external transactions and other comparable transactions, estimated replacement and reproduction costs, and estimated useful lives and consideration for physical, functional and economic obsolescence. We utilized the income approach to value intangible assets, which considers the present value of the net cash flows expected to be generated by the intangible assets, and excluding cash flows related to contributory assets.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

The following table summarizes the final purchase price allocation of the Sprout Foods assets acquired and liabilities assumed at the acquisition date

Fair value recognized on acquisition
Assets acquired
Cash and cash equivalents	$2,862,758
Trade receivables	2,062,773
Inventories	7,705,273
Prepaid expenses and other current assets	178,229
Property and equipment	140,619
Right-of-use asset	892,472
Tradenames	22,364,000
Other assets	5,550,279
41,756,403

Liabilities assumed
Trade and other payables	$5,163,813
Lease liability	892,472
Promissory note	11,446,356
17,502,641

Total identifiable net assets at fair value	24,253,762

Non-controlling interest measured at fair value (49.9%)	(23,497,694)
Goodwill arising on acquisition	22,839,437

Purchase price	$23,595,505

Consist of:
Cash	$6,000,000
Common shares issued, at fair value	17,595,505
Total consideration	$23,595,505
Note: As part of the acquisition of Sprout, net deferred tax assets of $15,251,439 were acquired for which a full valuation allowance was recognized.

The pending inquiries and potential findings described under note 16(b)(ii) could result in material litigation and may have a material adverse effect on Sprout's business, financial condition, or results of operations.

From the date of acquisition to March 31, 2021, Sprout Foods has contributed $2,403,074 to the total revenues from sales and services and a net loss of $2,192,805 to the consolidated loss from operating activities.

The following unaudited pro forma information for the years ended March 31, 2021, represents the results of operations of the Corporation as if the acquisition of Sprout Foods had occurred on April 1, 2020. This pro forma information does not purport to be indicative of the results that would have occurred for the periods presented or that may be expected in the future.

(unaudited)	March 31, 2021

Total revenues	53,823,888
Net loss	(150,267,710)

Acquisition-related costs for the year ended March 31, 2021 of $314,122 have been excluded from the consideration transferred and have been recognized as an expense within selling, general and administrative expenses in the consolidated statement of loss.

The gross amount of the trade accounts receivable amount to $3,826,350 of which $1,763,577 was expected to be uncollectible at the acquisition date.

The goodwill recognized in connection with this acquisition is primarily attributable to synergies with existing business, and other intangibles that do not qualify for separate recognition including assembled workforce. Goodwill and intangible assets are not deductible for income tax purposes.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

5. Inventories:

	September 30, 2021	March 31, 2021

Raw materials	$9,297,663	$6,917,716
Work in progress	855,087	5,912,935
Finished goods	5,918,193	3,455,365
Supplies and spare parts	115,111	1,031,407
	$16,186,054	$17,317,423

During the three and six-month periods ended September 30, 2021 and 2020, inventories have been reduced by $3,009,098 (2020 - nil for both periods), as a result of a write-down to their net realizable value, which is included in cost of sales.

6. Property, plant and equipment:

During the quarter ended September 30, 2021, the Corporation impaired the equipment of the Canadian cannabis long-lived assets that were subject to impairment write downs as of March 31, 2021. As at September 30, 2021, the fair value of these long-lived assets was established to be nil and as such an impairment charge of $1,424,517 was recorded.

During the quarter ended September 30, 2021, the Corporation impaired the long-lived assets of the SugarLeaf reporting unit as they were no longer generating economic benefits. The fair value of these long-lived assets was established to be nil and as such an impairment charge of $979,942 was recorded.

As of March 31, 2021, as result of Neptune’s transition into the Consumer Packaged Good (“CPG”) industry, the Corporation tested its property, plant and equipment related to its cannabis processing business for impairment. As of March 31, 2021, certain equipment with a carrying value of $10,689,806 were no longer expected to be used. The fair value was estimated to $1,475,880 based on comparable transactions and market data (level 3). Consequently, an impairment loss of $9,213,926 was recognized as at March 31, 2021 on the consolidated statement of loss and comprehensive loss, under impairment loss related to property, plant and equipment.

During the year ended March 31, 2021, the Corporation also impaired $1,533,766 of property, plant, and equipment related to the SugarLeaf reporting unit (refer to note 7). Subsequent to the impairment, the Corporation revised the useful life of certain plant equipment and as a result, an amount of $951,540 of accelerated amortization for these property, plant and equipment was recorded.

7. Intangible assets and goodwill:

The aggregate amount of goodwill is allocated to each reporting unit as follows:

	September 30, 2021	March 31, 2021

Biodroga	$2,589,610	$2,613,935
SugarLeaf	—	—
Sprout	22,833,287	22,839,437
	$25,422,897	$25,453,372
(a)
Accelerated amortization and impairment of SugarLeaf Labs:

During the year ended March 31, 2021, the downturn in oil prices for cannabis persisted (as was the case for the previous year), and the commercial viability of the SugarLeaf reporting unit was reviewed. Management noted that the customers for which a customer relationship intangible asset was acquired with the SugarLeaf reporting unit had ceased placing orders and there were minimal active business relationships with these customers. As the reporting unit was no longer viable given declining pricing and demand, the Corporation would not benefit from these relationships and thus decided to take accelerated amortization for this intangible asset, in the amount of $5,803,135 during the year ended March 31, 2021.

Also, Neptune was not producing or selling any products resulting from the farmer relationships acquired with the SugarLeaf reporting unit. Furthermore, SugarLeaf did not have any contracts with customers and there was no commercial viability to these supplier relationships with the farmers. Neptune will not realize future economic benefits from these relationships and thus, Management decided to take accelerated amortization for this intangible asset, in the amount of $4,749,174 during the year ended March 31, 2021.

Amortization charges are recorded in selling, general and administrative expenses.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

As a result of the above events, Management determined there were impairment indicators during the quarter ended December 31, 2020 and performed an impairment test of the SugarLeaf reporting unit, for which the fair value of goodwill of the SugarLeaf reporting unit was estimated at $6.0 million, which resulted in an impairment of goodwill of $26,898,016. Management also tested other long-lived assets for impairment and consequently, Neptune recorded an impairment loss on property, plant and equipment and right-of-use assets in the amount of $1,533,766 and $107,650 respectively, during the year ended March 31, 2021.

Fair value was determined using the market approach using Level 3 inputs. Significant assumptions used in determining the fair value were the revenue of the SugarLeaf reporting unit and revenue multiples derived from comparable company transactions.

8. Provisions

(a)
During the year ended March 31, 2019, the Corporation received a judgment from the Superior Court of Québec (the “Court”) in respect of certain royalty payments alleged to be owed and owing to a former chief executive officer of the Corporation (the “Former CEO”) pursuant to the terms of an agreement entered into on February 23, 2001 between Neptune and the Former CEO (the “Royalty Agreement”). The Corporation appealed the judgment which was dismissed by the Court of Appeal of Québec in February 2021. Under the terms of the Royalty Agreement and as maintained by the court, annual royalties of 1% of the sales and other revenue made by the Corporation on a consolidated basis are payable by the Corporation to the Former CEO biannually, but only to the extent that the cost of the royalty would not cause the Corporation to have a loss before interest, taxes and amortization (in which case, the payments would be deferred to the following fiscal year).

As of September 30, 2021, a provision of $243,631 (March 31, 2021 - $1,489,854) has been recorded by the Corporation. During the current fiscal year, the Corporation increased the provision by $515,472, recorded foreign currency translation adjustments of $9,811 and made payments totaling $1,771,506 to the Former CEO in relation to this provision. During the prior fiscal year, the Corporation increased the provision by $571,619, recorded foreign currency translation adjustments of $124,818 and made no payments to the Former CEO in relation to this provision.

(b)
In September 2020, Neptune submitted a claim and demand for arbitration against Peter M. Galloway and PMGSL Holdings, LLC (collectively “PMGSL”) in accordance with the SugarLeaf Asset Purchase Agreement (“APA”) dated May 9, 2019 between Neptune, PMGSL, Peter M. Galloway and Neptune Holding USA, Inc. Separately, PMGSL submitted a claim and demand for arbitration against Neptune. The Neptune claims and PMGSL claims have been consolidated into a single arbitration and each are related to the purchase by Neptune of substantially all of the assets of the predecessor entities of PMGSL Holdings, LLC. Neptune is claiming, among other things, breach of contract and negligent misrepresentation by PMGSL in connection with the APA and is seeking, among other things, equitable restitution and any and all damages recoverable under law. PMGSL is claiming, among other things, breach of contract by Neptune and is seeking, among other things, payment of certain compensation contemplated by the APA. A merit hearing in the arbitration started in April 2022 with a further week of testimony starting August 1, 2022. On June 15, 2022, a one-day hearing took place on Neptune's motion to enforce a settlement agreement reached on April 2021 (which was repudiated by PMGSL in June 2021). Final oral argument is scheduled for July 7, 2022, after which the arbitrator will issue a decision on whether the settlement is enforceable. While Neptune believes there is no merit to the claims brought by PMGSL, a judgment in favor of PMGSL may have a material adverse effect on our business and Neptune intends to continue vigorously defending itself. Based on currently available information, a provision of $600,000 has been recognized for this case as at September 30, 2021 ($600,000 as at March 31, 2021).
(c)
As at September 30, 2021, the Corporation has various additional other provisions for legal obligations for an aggregate amount of $153,785 (March 31, 2021 – $153,785).

9. Liability related to warrants:

During the year ended March 31, 2021, the Corporation issued common share and warrants as part of its financing arrangements which are exercisable for a variable number of shares. Common shares are classified as equity. Warrants are classified as liabilities rather than equity.

During the previous fiscal year, on October 22, 2020, Neptune issued a total of 300,926 warrants (“2020 Warrants”) with an exercise price of $78.75 expiring on October 22, 2025. The warrants, issued as part of the Private Placement entered into on October 20, 2020 (see note 14 (i)), are exercisable beginning anytime on or after April 22, 2021 until October 22, 2025. Proceeds were allocated between common shares and warrants first by allocating proceeds to the warrants classified as liability and measured at fair value and then allocating the residual to the equity instruments. The fair value of the warrants was determined using the Black-Scholes model, resulting in an initial warrant liability of $11,831,000. The residual amount of $23,169,000 was then allocated to the Common Share. Warrants are revalued each period-end at fair value through profit and loss. The change in fair value of this warrant liability for the six-month period ended September 30, 2021 was a decrease of $4,279,268.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

On February 19, 2021, the Corporation issued 196,429 warrants (“2021 Warrants”) with an exercise price of $78.75 expiring on August 19, 2026. The warrants, issued as part of a Registered Direct Offering entered into on February 17, 2021 (see note 14(f)(ii)), are exercisable beginning anytime on or after August 19, 2021 until August 19, 2026. Proceeds were allocated between common shares and first by allocating proceeds to the warrants classified as liability and measured at fair value with changes in fair value recorded in the income statement based on their fair value and then allocating the residual to the equity instruments. The fair value of the warrants was determined using the Black-Scholes model, resulting in an initial warrant liability of $6,288,998. The residual amount of $48,711,002 was then allocated to the Common Shares. Warrants are revalued each period-end at fair value through profit and loss. The change in fair value of this warrant liability was a decrease of $3,178,272 for the three-month period ended September 30, 2021 and a decrease of $2,951,956 for the six-month period ended September 30, 2021 (2020 - nil and 5,893,160 respectively).

Changes in the value of the liability related to the warrants were as follows:

	Warrants	Amount

Outstanding as at March 31, 2020	–	$—

Warrants issued during the period	497,355	18,119,998
Revaluation		(7,869,253)
Movements in exchange rates		211,392

Outstanding as at March 31, 2021	497,355	10,462,137

Revaluation		(7,231,224)
Movements in exchange rates		39,349

Outstanding as at September 30, 2021	497,355	3,270,262

The following table provides the relevant information on the outstanding warrants as at September 30, 2021:

Reference	Date of issuance	Number of warrants outstanding	Number of warrants exercisable	Exercise price	Expiry date

2020 Warrants	October 22, 2020	300,926	300,926	$78.75	October 22, 2025
2021 Warrants	February 19, 2021	196,429	196,429	$78.75	August 19, 2026
		497,355	497,355	$78.75

The derivative warrant liabilities are measured at fair value at each reporting period and the reconciliation of changes in fair value is presented in the following tables:

	2020 Warrants		2021 Warrants
	September 30, 2021	March 31, 2021	September 30, 2021	March 31, 2021

Balance - beginning of period	$6,174,137	$—	$4,288,000	$—

Warrants issued during the year	—	11,831,000	—	6,288,998
Change in fair value	(4,279,268)	(5,893,160)	(2,951,956)	(1,976,093)
Translation effect	23,614	236,297	15,735	(24,905)

Balance - end of period	$1,918,483	$6,174,137	$1,351,779	$4,288,000

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

The fair value of the derivative warrant liabilities was estimated using the Black-Scholes option pricing model and based on the following assumptions:

	2020 Warrants		2021 Warrants
	September 30, 2021	March 31, 2021	September 30, 2021	March 31, 2021

Share price	$7.70	$45.85	$7.70	$45.85
Exercise price	$78.75	$78.75	$78.75	$78.75
Dividend yield	0.00%	0.00%	0.00%	0.00%
Risk-free interest	0.77%	0.80%	0.96%	1.01%
Remaining contractual life (years)	4.07	4.57	4.89	5.39
Expected volatility	81.6%	76.1%	76.1%	72.0%

The Corporation measured its derivative warrant liabilities at fair value on a recurring basis. These financial liabilities were measured using level 3 inputs. The Corporation uses the historical volatility of the underlying share to establish the expected volatility of the warrants. An increase or decrease in this assumption to estimate the fair values using the Black-Scholes option pricing model would result in a decrease or an increase in the fair value of the instruments, respectively.

10. Loans and borrowings:

	September 30, 2021	March 31, 2021

Loans and borrowings:
Promissory note of $10,000,000 issued by Sprout, guaranteed by the Corporation and secured through a first-ranking mortgage on all movable assets of Sprout current and future, corporeal and incorporeal, and tangible and intangible. The outstanding principal balance bears interest at the rate of 10.0% per annum, payable quarterly in arrears on the last day of each fiscal quarter during the term, commencing March 31, 2021. The principal is payable on February 1, 2024.	$11,684,839	$11,312,959

	11,684,839	11,312,959
Less current portion of loans and borrowings	—	—
Loans and borrowings	$11,684,839	$11,312,959

During the three and six-month periods ended September 30, 2021, interest expense of $252,055 and $504,833 respectively were recognized on loans and borrowings (2020 - $22,781 and $49,279 respectively). There are no covenants to be met for the loans and borrowings outstanding as at September 30, 2021 and March 31, 2021.

11. Capital and other components of equity:

(a)
Share capital:

Authorized capital stock:

Unlimited number of shares without par value:

•
Common shares

Preferred shares, issuable in series, rights, privileges and restrictions determined at time of issuance:

•
Series A preferred shares, non-voting, non-participating, fixed, preferential, and non-cumulative dividend of 5% of paid-up capital, exchangeable at the holder’s option under certain conditions into common shares (none issued and outstanding).

All issued shares are fully paid.

(b)
Share options exercised:

During the six-month period ended September 30, 2021, Neptune issued no common shares of the Corporation upon exercise of stock options.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

During the six-month period ended September 30, 2020, Neptune issued 78,670 common shares of the Corporation upon exercise of stock options at a weighted average exercise price of $50.45 per common; including, 714 common shares were issued upon exercise of market performance options at a weighted average exercise price of $40.73 per common share, for a total cash consideration of $3,916,482.

(c)
DSUs released:

During the six-month period ended September 30, 2021, Neptune issued no common shares of the Corporation to former and current members of the Board of Directors.

During the six-month period ended September 30, 2020, Neptune issued 390 common shares of the Corporation to a former member of the Board of Directors at a weighted average price of $120.35 per common share for past services.

(d)
RSUs released:

During the six-month period ended September 30, 2021, Neptune issued 47,051 common shares of the Corporation to the CEO as part of his employment agreement at a weighted average price of $155.05 per common share. Withholding taxes of $978,117 were paid by the Corporation pursuant to the issuance of these RSUs resulting in the Corporation not issuing an additional 70,217 RSUs.

During the six-month period ended September 30, 2020, Neptune issued 6,839 common shares of the Corporation to the CEO as part of his employment agreement at a weighted average price of $155.05 per common share. Withholding taxes of $390,494 were paid by the Corporation pursuant to the issuance of these RSUs resulting in the Corporation not issuing an additional 4,272 RSUs.

(e)
Restricted shares:

During the six-month period ended September 30, 2021, Neptune issued no restricted common shares of the Corporation to employees.

During the six-month period ended September 30, 2020, Neptune issued 850 common shares of the Corporation to employees at a weighted average price of $110.11 per common share for past services. Although issued as restricted shares under the equity incentive plan, there was no actual restriction nor restricted period on the shares, and they immediately converted into registered shares upon acceptance by the employees.

(f)
Warrants:

Changes in the value of equity related to the warrants for the three and six-month periods ended September 30, 2021 and 2020 were as follows:

	September 30, 2021		March 31, 2021
	Weighted		Weighted
	average	Number of	average	Number of
	exercise price	warrants	exercise price	warrants

Warrants outstanding at April 1, 2021 and 2020	$325.34	176,429	$325.34	176,429
Warrants outstanding at September 30, 2021 and March 31, 2021	$325.34	176,429	$325.34	176,429

Warrants exercisable at September 30, 2021 and March 31, 2021	$317.00	162,144	$325.34	147,858

Warrants of the Corporation classified as equity are composed of the following as at September 30, 2021 and March 31, 2021:

			September 30,			March 31,
			2021			2021
	Number	Number		Number	Number
	outstanding	exercisable	Amount	outstanding	exercisable	Amount

Warrants IFF (i)	57,143	42,858	$1,604,943	57,143	28,572	$1,451,293
Warrants AMI (ii)	119,286	119,286	4,449,680	119,286	119,286	4,449,680
	176,429	162,144	$6,054,623	176,429	147,858	$5,900,973
(i)
During the year ended March 31, 2020, Neptune granted 57,143 warrants (“Warrants IFF”) with an exercise price of $420.00 expiring on November 7, 2024. The warrants, granted in exchange for services to be rendered by non-employees, vest proportionally to the services rendered. Expenses of $60,965 and $153,650 respectively were recognized during the three and six-month periods ended September 30, 2021 (2020 - $236,653 and $416,779 respectively) under the research and development expenses.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

(ii)
During the year ended March 31, 2020, Neptune granted 119,286 warrants (“Warrants AMI”) with an exercise price of $280.00 with 85,715 expiring on October 3, 2024 and 33,572 expiring on February 5, 2025. The warrants, granted in exchange for services to be rendered by non-employees, vest proportionally to the services rendered. The warrants fully vested in fiscal year ended March 31, 2021. During the three and six-month periods ended September 30, 2021, no expenses were recognized in selling, general and administrative expenses (2020 - $2,368,550 and $701,387) .
(g)
At-The-Market Offering:

On March 11, 2020, Neptune entered into an Open Market Sale Agreement with Jefferies LLC pursuant to which the Corporation may from time to time sell, through at-the-market (ATM) offerings with Jefferies LLC acting as sales agent, such common shares as would have an aggregate offer price of up to $50 million.

During the six-month period ended September 30, 2020, the Corporation sold a total of 154,619 shares through the ATM program over the NASDAQ stock market, for gross proceeds of $13,736,868 and net proceeds of $13,069,149. The 3% commissions paid and other transaction costs amounted to $667,719. The shares were sold at the prevailing market prices which resulted in an average of approximately $88.55 per share. The ATM Offering was terminated as of February 16, 2021.

(h)
Direct Offering:

On July 13, 2020, the Corporation issued 136,389 common shares at an offering price of $92.75 per share for gross proceeds of $12,649,998 and net proceeds of $12,017,902. The transaction costs amounted to $801,462.

12. Non-controlling interest:

The summarized financial information of Sprout Foods, Inc. subsidiary is provided below, based on their financial statements prepared in accordance with US GAAP. This information is based on amounts before inter-company eliminations and include the effects of the Corporation’s purchase price adjustments.

Summarized statement of loss and comprehensive loss:

	Six-month period ended	February 10, 2021
	September 30, 2021	to March 31, 2021
Revenue from contracts with customers	$12,664,345	$2,403,074
Cost of sales	(12,894,061)	(3,192,259)
Selling, general and administrative expenses	(4,971,533)	(1,253,251)
Impairment loss on intangible assets	—	—
Impairment loss on goodwill	—	—
Finance costs	(673,161)	(140,218)
Loss before tax	(5,874,410)	(2,182,654)
Income tax	(11,944)	(1,398)
Net loss	(5,886,354)	(2,184,052)
Total comprehensive loss	(5,886,354)	(2,635,006)
Loss attributable to the subsidiary's non-controlling interest	(2,937,291)	(1,094,210)
Comprehensive loss attributable to the subsidiary's non-controlling interest	$(2,937,291)	$(1,320,138)

Summarized statement of balance sheets:

	September 30, 2021	March 31, 2021
Current assets	$11,706,236	11,338,209
Non-current assets	50,802,857	51,263,341
Current liabilities	3,514,356	6,125,690
Non-current liabilities	20,437,092	12,031,860
Total equity	38,557,645	44,444,000
Attributable to:
Equity holders to parent	$19,317,380	$22,266,444
Non-controlling interest	19,240,265	22,177,556

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

Summarized statement of cash flow:

	Six-month period ended	February 10, 2021
	September 30, 2021	to March 31, 2021
Cash flow used in operating activities	$(8,073,510)	$(2,225,032)
Cash flow used in investment activities	(1,246)	—
Cash flow from (used in) financing activities(1)	7,972,635	(26,286)
Net increase (decrease) in cash and cash equivalents	$(102,121)	$(2,251,318)
(1) Cash flow from financing activities is provided through intercompany advances.

13. Share-based payment:

Under the Corporation’s share-based payment arrangements, a total stock-based compensation of $$2,157,649 and $5,237,918 respectively was recognized in the consolidated statement of loss and comprehensive loss for the three and six-month periods ended September 30, 2021 (2020 - $$1,992,945 and $4,569,229).

As at September 30, 2021, the Corporation had the following share-based payment arrangements:

(a)
Corporation stock option plan:
(i)
Stock option plan:

The Corporation has established a stock option plan for directors, officers, employees and consultants. The exercise price of the stock options granted under the plan is not lower than the closing price of the common shares listed on the TSX on the eve of the grant. The terms and conditions for acquiring and exercising options are set by the Board of Directors, subject, among others, to the following limitations: the term of the options cannot exceed ten years and every stock option granted under the stock option plan will be subject to conditions no less restrictive than a minimum vesting period of 18 months and a gradual and equal acquisition of vesting rights at least on a quarterly basis. The Corporation’s stock-option plan allows the Corporation to issue a number of stock options not exceeding 15% of the number of common shares issued and outstanding at the time of any grant. The total number of stock options issuable to a single holder cannot exceed 5% of the Corporation’s total issued and outstanding common shares at the time of the grant, with the maximum of 2% for any one consultant.

The number and weighted average exercise prices of stock options are as follows:

			2021		2020
		Weighted		Weighted
		average		average
		exercise	Number of	exercise	Number of
	Notes	price	options	price	options

Options outstanding at April 1st, 2021 and 2020		$65.91	121,208	$65.76	229,784
Granted		30.10	218,697	75.70	9,031
Exercised	11(b)	—	—	50.47	(77,956)
Forfeited		41.36	(2,897)	146.93	(15,705)
Expired		85.52	(6,429)	—	—
Options outstanding at September 30, 2021 and 2020		$43.61	330,579	$65.71	145,154

Options exercisable at September 30, 2021 and 2020		$57.67	95,572	$69.39	56,401

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

				2021

	Options outstanding		Exercisable options
	Weighted
	remaining		Weighted	Weighted
	contractual	Number of	number of	average
Exercise	life	options	options	exercise
price	outstanding	outstanding	exercisable	price

$25.67 - $33.95	4.83	216,130	28,570	134.42
$33.96 - $51.06	2.91	5,380	1,951	50.79
$51.07 - $56.59	5.68	84,151	50,139	90.54
$56.60 - $65.14	1.20	2,143	2,143	33.12
$65.15 - $123.66	3.66	11,460	3,249	98.54
$123.67 - $183.56	4.91	11,315	9,520	126.14
		330,579	95,572

The fair value of options granted has been estimated using the Black-Scholes option pricing model and based on the weighted average of the following assumptions for options granted to employees during the six-month period ended September 30, 2021 and 2020 as at the date of grant:

	Six-month periods ended	Six-month periods ended
	September 30, 2021	September 30, 2020

Exercise price and share price	$60.20	$75.70
Dividend yield	‒	—
Risk-free interest	0.46%	0.46%
Estimated life (years)	3.74	3.74
Expected volatility	98.65%	98.65%

The weighted average fair value of the options granted to employees during the six-month period ended September 30, 2021 was $30.10 (2020 - $45.47).

Stock-based compensation recognized under this plan amounted to $1,035,099 and $1,435,643 respectively for the three and six-month periods ended September 30, 2021 (2020 - $9,138 and $403,527).

(ii)
Non-market performance options:

On July 8, 2019, the Corporation granted 3,500,000 non-market performance options under the Corporation stock option plan at an exercise price of $4.43 per share to the CEO, expiring on July 8, 2029. These options vest after the attainment of non-market performance conditions within the following ten years. These non-market performance options required the approval of amendments to the stock option plan and therefore the fair value of these options was revalued up to the date of approval of the amendments (grant date). None of these non-market performance options have vested as at September 30, 2021. These options were not exercisable as at September 30, 2021 and 2020.

During the six-month period ended September 30, 2021, there were no changes in estimated probability of achievement of the non-market performance conditions or the expected number of years to achieve the performance conditions from March 31, 2021. Stock-based compensation expenses recognized under this plan amounted to $99,845 and $201,164 respectively for the three and six-month periods ended September 30, 2021. Stock-based compensation expenses of $222,953 and $482,379 were recognized for three and six-month periods ended September 30, 2020 respectively.

(iii)
Market performance options:

On July 8, 2019, the Corporation granted 5,500,000 market performance options under the Corporation stock option plan at an exercise price of $4.43 per share to the CEO, expiring on July 8, 2029. These options vest after the attainment of market performance conditions within the following ten years. Some of these market performance options required the approval of amendments to the stock option plan and therefore the fair value of these options was revaluated up to the date of approval of the amendments (grant date).

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

The number and weighted average exercise prices of market performance options are as follows:

			2021		2020
		Weighted		Weighted
		average		average
		exercise	Number of	exercise	Number of
	Notes	price	options	price	options

Options outstanding at April 1, 2020 and 2019		$155.05	157,142	$154.12	157,857
Exercised	11(b)	—	—	40.64	(715)
Options outstanding at September 30, 2021 and 2020		$155.05	157,142	$155.05	157,142

Options exercisable at September 30, 2021 and 2020		$155.05	21,429	$155.05	21,429

Stock-based compensation recognized under this plan amounted to $618,135 and $1,245,396 respectively for the three and six-month periods ended September 30, 2021. Stock-based compensation expenses of $607,629 and $1,163,561 were recognized for three and six-month periods ended September 30, 2020 respectively.

(b)
Deferred Share Units, Restricted Share Units and Restricted Shares:

The Corporation has established an equity incentive plan for employees, directors and consultants of the Corporation. The plan provides for the issuance of restricted share units, performance share units, restricted shares, deferred share units and other share-based awards, subject to restricted conditions as may be determined by the Board of Directors. Upon fulfillment of the restricted conditions, as the case may be, the plan provides for settlement of the awards outstanding through shares.

(i)
Deferred Share Units ("DSUs")

The number and weighted average share prices of DSUs are as follows:

			2021		2020
		Weighted		Weighted
		average		average
		share	Number of	share	Number of
	Notes	price	DSUs	price	DSUs

DSUs outstanding at April 1, 2021 and 2020		$63.00	3,362	$68.39	3,544
Granted		—	—	62.56	1,199
Released through the issuance of common shares	11(c)	—	—	120.38	(390)
DSUs outstanding at September 30, 2021 and 2020		$66.96	3,362	$55.99	4,353

DSUs exercisable at September 30, 2021 and 2020		$66.96	1,917	$47.31	1,201

Of the 3,362 DSUs outstanding as at September 30, 2021 (2020 – 4,353), 1,108 DSUs vested upon services to be rendered during a period of twelve months from date of grant (2020 – 809). The fair value of the DSUs is determined to be the share price at the date of grant and is recognized as stock-based compensation, through additional paid-in capital, over the vesting period.

Stock-based compensation recognized under this plan amounted to $1,103 and $5,307 respectively for the three and six-month periods ended September 30, 2021. Stock-based compensation expenses of $22,797 and $42,539 were recognized for three and six-month periods ended September 30, 2020 respectively.

(ii)
Restricted Share Units (‘’RSUs’’)

During the year ended March 31, 2020, as part of the employment agreement of the CEO, the Corporation granted RSUs which vest over three years in 36 equal instalments. During the year ended March 31, 2021, Neptune granted additional RSUs to the CEO and to executives of the Corporation, which vest over periods ranging from 6 months to 3 years. The fair value of the RSUs is determined to be the share price at the date of grant and is recognized as stock-based compensation, through additional paid-in capital, over the vesting period. The fair value per unit of the RSUs granted during the six-month period ended September 30, 2021 was nil (2020 - $101.46)

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

			2021		2020
		Weighted		Weighted
		average		average
		share	Number of	share	Number of
	Notes	price	RSUs	price	RSUs

RSUs outstanding at April 1st, 2021 and 2020		$92.08	95,845	$155.05	59,999
Granted		—	7,681	101.46	4,286
Forfeited		—	(7,681)	—	—
Released through the issuance of common shares	11(d)	155.05	(47,051)	155.05	(6,839)
Withheld as payment of withholding taxes	11(d)	155.05	(70,217)	155.05	(4,273)
RSUs outstanding at September 30, 2021 and 2020		$148.49	(21,423)	$155.05	53,173

Stock-based compensation recognized under this plan amounted to $403,467 and $2,350,408 respectively for the three and six-month periods ended September 30, 2021. Stock-based compensation expenses of $1,130,428 and $2,371,072 were recognized for three and six-month periods ended September 30, 2020 respectively.

(iii)
Restricted Shares

During the year ended March 31, 2021, the Corporation granted restricted shares to employees for past services. The fair value of the restricted shares is determined to be the higher of the 10-day VWAP on TSX and Nasdaq prior to the date of grant and is recognized as stock-based compensation, through additional paid-in capital on date of release.

The number and weighted average share prices of restricted shares are as follows:

			2022		2020
		Weighted		Weighted
		average	Number of	average	Number of
		share	Restricted	share	Restricted
	Notes	price	Shares	price	Shares

Restricted shares outstanding at April 1st, 2022 and 2020		$—	—	$—	—
Granted		—	—	146.65	1,004
Forfeited		—	—	146.65	(46)
Released through the issuance of common shares	11(e)	—	—	146.65	(850)
Restricted shares outstanding at September 30, 2021 and 2020		$—	—	$146.65	108

Restricted shares exercisable at September 30, 2021 and 2020		$‒	‒	$146.65	108

Stock-based compensation recognized under this plan amounted to nil for the three and six-month periods ended September 30, 2021. Stock-based compensation expenses of nil and $106,151 were recognized for three and six-month periods ended September 30, 2020 respectively.

(c)
Long term cash bonus:

According to the employment agreement with the CEO, a long-term incentive of $15 million is payable if the Corporation’s US market capitalization is at least $1 billion. Based on the risk-neutral Monte Carlo simulation, the Corporation could reach this market capitalization in 6.51 years (2020 – 5.56 years). The incentive is recognized over the estimated period to reach the market capitalization. The assumptions used in the simulation include a risk free-rate of 2.32% and a volatility of 67.35% (respectively 1.74% and 66.46% for the previous year). As at September 30, 2021, the liability related to this long-term incentive of $240,468 ($393,155 as at March 31, 2021) is presented in Other liability in the consolidated balance sheets. During the six-month period ended September 30, 2021, a recovery of $152,687 (2020 - an expense of $206,313) was recorded in connection with the long-term incentive under selling, general and administrative expenses in the consolidated statement of loss. During the three-month period ended September 30, 2021, the Corporation recorded a recovery of $248,532 (2020 - an expense of $100,000).

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

14. Loss per share:

Diluted loss per share was the same amount as basic loss per share, as the effect of options, DSUs, RSUs and warrants would have been anti-dilutive, as the Corporation has incurred losses in each of the periods presented. All outstanding options, DSUs, RSUs and warrants could potentially be dilutive in the future.

15. Fair-value:

The Corporation uses various methods to estimate the fair value recognized in the consolidated financial statements. The fair value, hierarchy reflects the significance of inputs used in determining the fair values:

•
Level 1 ‒ Unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date;
•
Level 2 ‒ Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);
•
Level 3 ‒ Fair value based on valuation techniques which includes inputs related to the asset or liability that are not based on observable market data (unobservable inputs).

Financial assets and liabilities measured at fair value on a recurring basis are the investment in Acasti Pharma Inc. (“Acasti”), the call option granted to Neptune by Sprout’s non-controlling interest owners of equity (the “Call Option”), the liability to CEO for long-term incentive, and liability related to warrants.

The following table presents the Corporation’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis:

		September 30, 2021
	Notes	Level 1	Level 2	Level 3	Total

Assets
Marketable securities - Acasti Shares		$62,500	$—	$—	$62,500
Other financial assets - Sprout Call Option	4	–	–	5,884,528	5,884,528
Total		$62,500	$—	$5,884,528	$5,947,028

Liabilities
Liability related to warrants	9	$—	$—	$3,270,262	$3,270,262
Total		$—	$—	$3,270,262	$3,270,262

		March 31, 2021
	Notes	Level 1	Level 2	Level 3	Total

Assets
Marketable securities - Acasti Shares		$150,000	$—	$—	$150,000
Other financial assets - Sprout Call Option	4	–	–	5,615,167	5,615,167
Total		$150,000	$—	$5,615,167	$5,765,167

Liabilities
Liability related to warrants	9	$—	$—	$10,462,137	$10,462,137
Total		$—	$—	$10,462,137	$10,462,137

As at September 30, 2021, the Corporation has 31,250 common shares of Acasti (31,250 as at March 31, 2021, considering the 8 to 1 reverse stock split). The investment was measured using Acasti’s stock market price. The fair value of the investment in Acasti was $150,000 or $4.80 per share as at March 31, 2021.

During the six-month period ended September 30, 2021 and 2020, no Acasti shares were sold on the market.

The net change in fair value of the investment including any gain or loss on the sale of the shares amounted to a $77,500 loss and a $87,500 loss respectively for the three and six-month periods ended September 30, 2021 (2020 - $270,000 loss and $180,000 loss respectively) and were recognized in the profit and loss statement.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

As at the close of the acquisition of Sprout, on February 10, 2021, the fair value of the asset related to the Call Option was determined to be $5,523,255, representing the excess of the market price over the contract value of the Call Option, discounted at a rate of 8.9% and assuming the exercise of the Call Option to acquire the remaining interest in Sprout would take place on January 1, 2023. To establish the market price, the multiples selected were 2.3x for revenues and 12.0x for EBITDA, based on analysis of average and median industry multiples, and were adjusted for a 20% discount; the multiples to be used as per the contract are 3.0x for revenues and 15.0x for EBITDA, weighted at 50%. As at September 30, 2021, the fair value of this asset was remeasured to $5,837,297 (March 31, 2021 - $5,615,167), generating as gain on remeasurement of $230,615 accounted under revaluation of derivatives for the six-month period ended September 30, 2021 (2020 - nil). The measurement is based on level 3 inputs.

The liabilities related to warrants were recorded at their fair value using a Black-Scholes pricing model. Warrants are revalued each period-end at fair value through profit and loss using level 3 inputs (note 9).

The Corporation has determined that the carrying values of its short-term financial assets and liabilities approximate their fair values given the short-term nature of these instruments. The carrying value of the short-term investment also approximates its fair value given the short-term maturity of the reinvested funds. For variable rate loans and borrowings, the fair value is considered to approximate the carrying amount.

The fair value of the fixed rate loans and borrowings and long-term payable is determined by discounting future cash flows using a rate that the Corporation could obtain for loans with similar terms, conditions and maturity dates. The fair value of these instruments approximates the carrying amounts and was measured using level 3 inputs.

16. Commitments and contingencies:

(a)
Commitments:
(i)
On November 2, 2017, Neptune entered into an exclusive commercial agreement for a specialty ingredient in combination with cannabinoids coming from cannabis or hemp for a period of 11 years with minimum annual volumes of sales starting in 2019. On January 31, 2020, Neptune entered into other commercial agreements for the same specialty ingredient in combination with fish oil products for a period of 8 years in replacement of a previous terminated agreement. According to these agreements signed with the same third-party’s beneficial owner, Neptune will pay royalties on sales. To maintain the exclusivity, Neptune must reach minimum annual volumes of sales for the duration of the agreements for which minimum volumes are being reached. The corresponding total remaining amount of minimum royalties is $5,417,981.
(ii)
On April 14, 2020, the Corporation signed a two-year agreement with the Jane Goodall Institute (“JGI”) in which Neptune agreed to donate 5% of the net sales of products branded as Forest Remedies with the JGI identification to support continued research, conservation and education efforts. For the three and six-month periods ended September 30, 2021 and 2020, the donations on sales were negligible.
(iii)
On March 21, 2019, the Corporation received a judgment from the Court regarding certain previously disclosed claims made by a corporation controlled by the former CEO against the Corporation in respect to certain royalty payments alleged to be owed and owing to the former CEO pursuant to the terms of an agreement entered into on February 23, 2001 between Neptune and the former CEO (the “Agreement”). The Court declared that under the terms of the agreement, the Corporation is required to pay royalties of 1% of its revenues in semi-annual instalments, for an unlimited period. Based on currently available information, a provision of $243,631 for royalty payments has been recognized as of September 30, 2021 ($1,489,854 as at March 31, 2021). Refer to note 8.
(iv)
On May 28, 2021, Sprout entered into a license agreement with Moonbug Entertainment Limited (“Moonbug”), pursuant to which it would license certain intellectual property, relating to characters from the children’s entertainment property CoComelon, for use on certain Sprout products through December 31, 2023 in exchange for a royalty on net sales. Sprout is required to make minimum guaranteed annual payments to Moonbug of $200,000 over the term of the agreement. The agreement may be extended for an additional three years in exchange for an additional minimum guaranteed annual payment to Moonbug of $200,000 over the extended term of the agreement. Royalties payable under the agreement are set off against minimum guaranteed payments made.
(v)
On November 14, 2021, the Corporation and Mr. Cammarata entered into an agreement pursuant to which Mr. Cammarata's existing employment agreement was amended to waive the Corporation's obligation to procure directors and officers insurance coverage of up to $15 million for the period covering July 1, 2021 to July 31, 2022. The parties agreed that if the Corporation successfully completes a strategic partnership which is currently pursuing prior to December 31, 2021, Mr. Cammarata will be entitled to approximately $6,900,000 in cash and will be granted fully vested options to purchase 242,858 shares of the Corporation's common stock. If the strategic partnership is not consummated by December 31, 2021, Mr. Cammarata will be entitled to a grant of vested RSUs with a value of approximately $6,900,000 million (or if the Corporation is unable to grant such RSUs, then a combination of cash and vested RSUs with equivalent value). There can be no assurance that the Corporation will be successful in consummating the proposed strategic partnership or as to the terms of any such transaction. The Corporation has accrued $1,656,151 as at September 30, 2021 in selling general and administrative expenses.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

(b) Contingencies:

In the normal course of business, the Corporation is involved in various claims and legal proceedings, for which the outcomes, inflow or outflow of economic benefits, are uncertain. The most significant of which are ongoing are as follows:

(i)
In September 2020, Neptune submitted a claim and demand for arbitration against Peter M. Galloway and PMGSL Holdings, LLC (collectively “PMGSL”) in accordance with the SugarLeaf Asset Purchase Agreement (“APA”) dated May 9, 2019 between Neptune, PMGSL, Peter M. Galloway and Neptune Holding USA, Inc. Separately, PMGSL submitted a claim and demand for arbitration against Neptune. The Neptune claims and PMGSL claims have been consolidated into a single arbitration and each are related to the purchase by Neptune of substantially all of the assets of the predecessor entities of PMGSL Holdings, LLC. Neptune is claiming, among other things, breach of contract and negligent misrepresentation by PMGSL in connection with the APA and is seeking, among other things, equitable restitution and any and all damages recoverable under law. PMGSL is claiming, among other things, breach of contract by Neptune and is seeking, among other things, payment of certain compensation contemplated by the APA. A merit hearing in the arbitration started in April 2022 with a further week of testimony starting August 1, 2022. On June 15, 2022, a one-day hearing took place on Neptune's motion to enforce a settlement agreement reached on April 2021 (which was repudiated by PMGSL in June 2021). Final oral argument is scheduled for July 7, 2022, after which the arbitrator will issue a decision on whether the settlement is enforceable. While Neptune believes there is no merit to the claims brought by PMGSL, a judgment in favor of PMGSL may have a material adverse effect on our business and Neptune intends to continue vigorously defending itself. Based on currently available information, a provision of $600,000 has been recognized for this case as at September 30, 2021 ($600,000 as at March 31, 2021).
(ii)
On February 4, 2021, the United States House of Representatives Subcommittee on Economic and Consumer Policy, Committee on Oversight and Reform (the “Subcommittee”), published a report, “Baby Foods Are Tainted with Dangerous Levels of Arsenic, Lead, Cadmium, and Mercury” (the “Report”), which stated that, with respect to Sprout, “independent testing of Sprout Organic Foods” has confirmed that their baby foods contain concerning levels of toxic heavy metals.” The Report further stated that after receiving reports alleging high levels of toxic metals in baby foods, the Subcommittee requested information from Sprout but did not receive a response.

On February 11, 2021, following the acquisition of a 50.1% stake in Sprout by Neptune, the Subcommittee contacted Sprout, reiterating its requests for documents and information about toxic heavy metals in Sprout’s baby foods. Sprout provided an initial response to the Subcommittee on February 25, 2021 and is cooperating with the Subcommittee requests.

Further, on February 24, 2021, the Office of the Attorney General of the State of New Mexico (“NMAG”) delivered to Sprout a civil investigative demand requesting similar documents and information with regards to the Report and the NMAG’s investigation into possible violations of the False Advertising Act of New Mexico. Sprout is responding to the requests of the NMAG.

Since February 2021, several putative consumer class action lawsuits have been brought against Sprout alleging that its products (the “Products”) contain unsafe and undisclosed levels of various naturally occurring heavy metals, namely lead, arsenic, cadmium and mercury. There are currently two active putative class action lawsuits, which allege that Sprout violated various state consumer protection laws and make other state and common law warranty and for unjust enrichment claims related to the alleged failure to disclose the presence of these metals, whereas consumers would have allegedly either not purchased the Products or would have paid less had Sprout made adequate disclosures. These putative class actions seek to certify a nationwide class of consumers as well as various state subclasses. These kinds of class actions have also been separately filed against all of the major baby food manufacturers in federal courts across the country. The U.S. Judicial Panel on Multidistrict Litigation (“JPML”) declined a request to centralize all of the consumer class action lawsuits against all of the baby food manufacturers into a single multidistrict proceeding. One of the class actions is currently pending in New Jersey Superior Court. The other class action is currently pending in the U.S. District Court for the Central District of California, but has been ordered to be transferred to the U.S. District for the District of New Jersey. Sprout denies the allegations in these lawsuits and contends that its baby foods are safe and properly labeled. No provision has been recorded in the financial statements for these cases.

In addition to the consumer class actions discussed above, Sprout is currently named in a lawsuit filed on June 16, 2021 in the state court of California alleging some form of personal injury from the ingestion of Sprout’s Products, purportedly due to unsafe and undisclosed levels of various naturally occurring heavy metals. This lawsuit alleges injuries related to neurological development disorders, such as autism spectrum disorder and attention deficit hyperactivity disorder. Sprout denies that its Products contributed to any of these injuries and will defend the case vigorously. No provision has been recorded in the financial statements for this matter.

In addition, the Office of the Attorney General for the District of Columbia (“OAG”) recently sent a letter to Sprout, similar to letters sent to other baby food manufacturers, alleging potential labeling and marketing misrepresentations and omissions regarding the health and safety of its baby food products, constituting an unlawful trade practice. Sprout has agreed to meet with the OAG and will vigorously defend against the allegations. No provision has been recorded in the financial statements for this matter.

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

These matters may have a material adverse effect on Sprout's, financial condition, or results of operations.

(iii)
On March 16, 2021, a purported shareholder class action was filed in United States District Court for the Eastern District of New York against the Corporation and certain of its current and former officers alleging violations of Section 10(b) and 20(a) of the Securities Exchange Act of 1934 with respect to the Corporation’s acquisition of SugarLeaf Labs, Inc. The Corporation believes these claims are without merit and intends to vigorously defend itself. No provision has been recorded in the financial statements for this matter.

The outcome of these claims and legal proceedings against the Corporation cannot be determined with certainty and is subject to future resolution, including the uncertainties of litigation.

17. Operating Segments:

The Corporation measures its performance based on a single segment, which is the consolidated level, as the previous segment income (loss) before corporate expenses is not used in internal management reports that are reviewed by the Corporation’s Chief Operating Decision Maker, management believing that such information is no longer relevant in evaluating the results of the Corporation.

a)
Geographical information:

Revenue is attributed to geographical locations based on the origin of customers’ location:

	Three-month periods ended		Six-month periods ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
		(Restated)
Canada	$2,077,052	$6,271,248	$4,360,276	$11,296,056
United States	10,252,986	12,897,469	17,812,204	15,759,601
Other countries	188,593	293,271	424,660	521,663
	$12,518,631	$19,461,988	$22,597,140	$27,577,320

The Corporation’s property plant and equipment, intangible assets and goodwill are attributed to geographical locations based on the location of the assets.

	September 30, 2021	March 31, 2021
Canada	$33,058,903	$35,644,781
United States	645,156	1,700,935
Total property, plant and equipment	$33,704,059	$37,345,716

	September 30, 2021	March 31, 2021
Canada	$2,804,798	$3,792,982
United States	21,590,811	22,163,848
Total intangible assets	$24,395,609	$25,956,830

	September 30, 2021	March 31, 2021
Canada	$2,589,610	$2,613,935
United States	22,833,287	22,839,437
Total goodwill	$25,422,897	$25,453,372

neptune wellness solutions inc.

Notes to Condensed Consolidated Interim Financial Statements

For the three and six-month periods ended September 30, 2021 and 2020

b)
Revenues

The Corporation derives revenue from the sales of goods which are recognized at a point in time and the processing services which are recognized over time as follows:

	Three-month periods ended		Six-month periods ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
		(Restated)
Recognized at a point in time
Nutraceutical products	$4,040,553	$3,357,950	$7,241,221	$6,842,708
Cannabis and hemp products	1,203,486	—	2,142,551	—
Food and beverages products	7,031,337	—	12,678,764	—
Innovation products	34,379	10,486,808	68,859	11,462,872

Recognized over time
Processing services	—	5,323,246	—	8,731,876
	$12,309,755	$19,168,004	$22,131,395	$27,037,456

18. Related parties:

Related party transactions and balances not disclosed elsewhere in these notes of the financial statements are as follows:

On November 11, 2019, Neptune announced that the Corporation entered into a collaboration agreement with International Flavors & Fragrances Inc. (“IFF”) to co-develop hemp-derived products for the mass retail and health and wellness markets. App Connect Service, Inc. (“App Connect”), a company indirectly controlled by Michael Cammarata, CEO and Director of Neptune, is also a party to the agreement to provide related branding strategies and promotional activities.

Neptune will be responsible for the marketing and the sales of the products and will receive the amounts from the product sales. Neptune will in turn pay a royalty to IFF and App Connect associated with the sales of the co-developed products. The payment of royalties to App Connect, subject to certain conditions, has been approved by the TSX.

During the three and six-month periods ended September 30, 2021 and 2020, the Corporation recorded a negligible amount of royalty expense pursuant to the co-development contract and no royalties were paid to date.

19. Subsequent events:

A supplier of cannabis initiated a lawsuit against 9354-7537 Quebec Inc. (operating as Neptune Wellness Solutions, Inc.) (“Neptune”) for breach of a Wholesale Cannabis Supply Agreement (the “Supply Agreement”) for the purchase of cannabis trim. The purchased trim was rejected by Neptune due to quality concerns. The supplier refused to refund the purchase price and ultimately sued Neptune for breach of the Supply Agreement. The matter proceeded to trial in November 2021, and on March 23, 2022, an arbitrator entered an arbitration award against Neptune for the full purchase price of the trim.

On November 15, 2021, the Corporation announced restructuring initiatives. These initiatives will result in immediate reductions in personnel by close to 10%, which will result in a non-recurring charge of severances of up to $854,000.